Exhibit 99.1

Plymouth Industrial REIT Stockholders Approve Acquisition by Makarora

BOSTON, January 22, 2026 – Plymouth Industrial REIT, Inc. (NYSE: PLYM) (the “Company” or “Plymouth”) today announced that, at the concluded special meeting of stockholders held earlier today, its stockholders approved the all-cash acquisition of the Company by entities affiliated with Makarora Management LP (“Makarora”), along with Ares Alternative Credit funds (“Ares”).

The Company will provide final vote results for the special meeting, as certified by the independent Inspector of Election, on a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

As previously announced, on October 24, 2025, the Company, Makarora and Ares entered into a definitive merger agreement (the “Merger Agreement”), pursuant to which Makarora and Ares have agreed acquire all outstanding shares of Plymouth’s common stock and all outstanding limited partnership interests of Plymouth Industrial OP, LP for $22.00 per share in an all-cash transaction valued at approximately $2.1 billion, including the assumption of certain outstanding debt.

The proposed acquisition is expected to be completed on or about January 27, 2026, subject to satisfaction or waiver of customary closing conditions.

About Plymouth

Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a full service, vertically integrated real estate investment company focused on the acquisition, ownership and management of single and multi-tenant industrial properties. Our mission is to provide tenants with cost effective space that is functional, flexible and safe.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements generally can be identified by phrases such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project,” or other words or phrase of similar import. These statements are based on current expectations, estimates and projections about the industry, markets in which the Company operates, management’s beliefs, assumptions made by management and the transactions described in this communication. While the Company’s management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the transaction that may be instituted against the parties and others following announcement of the Merger Agreement; (3) the inability to consummate the transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain the requisite stockholder approval and adoption, failure to obtain required regulatory approval or the failure to satisfy other conditions to completion of the transaction; (4) risks that the proposed transaction disrupts current plans and operations of the Company or diverts management’s attention from its ongoing business; (5) the ability to recognize the anticipated benefits of the transaction; (6) the amount of the costs, fees, expenses and charges

Exhibit 99.1

related to the transaction; (7) the risk that the Merger Agreement may be terminated in circumstances requiring the Company to pay a termination fee; (8) the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its tenants, suppliers and others with whom it does business; (9) the effect of the announcement of the transaction on the Company’s operating results and business generally; (10) the risk that the Company’s stock price may decline significantly if the transaction is not consummated; and (11) the other risks and important factors contained and identified in the Company’s filings with the SEC, such as the Company’s definitive proxy statement that was filed with the SEC on December 18, 2025, as subsequently supplemented by the Current Reports on Form 8-K filed with the SEC on January 12, 2026 and January 15, 2026, respectively, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as the Company’s subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

These risks, as well as other risks associated with the transaction, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the transaction. There can be no assurance that the transaction will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date on which the statements are made. The Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.

Contacts

Plymouth Industrial REIT, Inc.

Ethan Farris

IR@plymouthreit.com